Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Innovo Group Inc. for the registration of 5,170,685 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 2004, with respect to the consolidated financial statements and schedule of Innovo Group Inc. included in its Annual Report (Form 10-K) for the year ended November 29, 2003, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young, LLP

Los Angeles, California
July 27, 2004